                                                            Exhibit 1A(6)(a)(II)


CERTIFICATE
AMENDING OR RESTATING CERTIFICATE
OF INCORPORATION   BY ACTION OF        INCORPORATORS       BOARD OF
                                   / /                 / / DIRECTORS
 /X/ BOARD OF DIRECTORS AND SHAREHOLDERS  / / BOARD OF DIRECTORS AND MEMBERS
     (Stock Corporation)                      (Nonstock Corporation)

                            STATE OF CONNECTICUT            -------------------
                           SECRETARY OF THE STATE           For office use only
                                                            -------------------
                                                            ACCOUNT NO.

                                                            -------------------
                                                            INITIALS

                                                            -------------------

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
NAME OF CORPORATION                               DATE
  Hartford Life Insurance Company                 February 10, 1982
- -------------------------------------------------------------------------------

                                                                   B. AMENDED
2.  The Certificate of incorporation is  / / A. AMENDED ONLY   /X/ AND RESTATED
  / / C. RESTATED ONLY  by the following resolution


     See attached Restated Certificate of Incorporation.












3.  (Omit if 2.A is checked.)
    (a) The above resolution merely restates and does not change the provisions of the original Certificate of Incorporation as supplemented and amended to date, except as follows: (Indicate amendments made, if any; if none, so indicate.)

         1.    Section 1 is amended to read as Restated.
         2.    Section 4 is deleted.
         3.    Section 5 is deleted.




    (b) Other than as indicated in Par.3(a), there is no discrepancy between the provisions of the original Certificate of Incorporation as supplemented to date, and the provisions of this Certificate Restating the Certificate of Incorporation.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
BY ACTION OF INCORPORATORS
     / / 4. The above resolution was adopted by vote of at least two-thirds of the incorporators before the organization meeting of the corporation, and approved in writing by all subscribers (if any) for shares of the corporation, (or if nonstock corporation, by all applicants for membership entitled to vote, if any.)

     We (at least two-thirds of the incorporators) hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true.


- --------------------------------------------------------------------------------
     SIGNED                     SIGNED                 SIGNED

- --------------------------------------------------------------------------------
                                    APPROVED
  (All subscribers, or, if nonstock corporation, all applicants for membership entitled to vote; if none, so indicate)
- --------------------------------------------------------------------------------
     SIGNED                     SIGNED                 SIGNED


- --------------------------------------------------------------------------------

                                   (Continued)
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
BY ACTION OF BOARD OF DIRECTORS
/ /  4.  (Omit if 2.C is checked.)  The above resolution was adopted by the board of directors acting alone,
   / /   there being no shareholders or subscribers.
   / / the board of directors being so authorized pursuant to Section 33-341, Conn. G.S. as amended
   / /   the corporation being a nonstock corporation and having no members and no applicants for membership entitled to vote on such resolution.
- --------------------------------------------------------------------------------
5.  The number of affirmative votes     6. The number of directors' votes
    required to adopt such resolution is:   in favor of the resolution was:
- --------------------------------------------------------------------------------
We hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true.

- --------------------------------------------------------------------------------
NAME OF PRESIDENT OR VICE PRESIDENT     NAME OF SECRETARY OR ASSISTANT SECRETARY
         (Print or Type)                          (Print or Type)

- --------------------------------------------------------------------------------
SIGNED (President or Vice President)    SIGNED (Secretary or Assistant
                                        Secretary)

- --------------------------------------------------------------------------------
BY ACTION OF BOARD OF DIRECTORS AND SHAREHOLDERS
/x/  4.  The above resolution was adopted by the board of directors and by shareholders.
5.  Vote of shareholders:
(a) (Use if no shares are required to be voted as a class.)
- --------------------------------------------------------------------------------

NUMBER OF SHARES ENTITLED TO VOTE       TOTAL VOTING POWER       VOTE REQUIRED FOR ADOPTION         VOTE FAVORING ADOPTION

               400                              400                          267                         400
- --------------------------------------------------------------------------------------------------------------------------

     (b) (If the shares of any class are entitled to vote as a class, indicate the designation and number of outstanding shares of each such class, the voting power thereof, and the vote of each such class for the amendment resolution.)




We hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true.
- --------------------------------------------------------------------------------
NAME OF PRESIDENT OR VICE PRESIDENT          NAME OF SECRETARY OR ASSISTANT
       (Print or Type)                       SECRETARY  (Print or Type)
Robert B. Goode, Jr., Executive Vice Pres.   William A. McMahon, Gen. Counsel
& Chief Oper. Officer                        & Secretary
- --------------------------------------------------------------------------------
SIGNED (President or Vice President)         SIGNED (Secretary or Assistant
                                             Secretary)

/s/ Robert B. Goode, Jr.                     /s/ William A. McMahon
- -------------------------------------------------------------------------------
BY ACTION OF BOARD OF DIRECTORS AND MEMBERS
/ /  4.  The above resolution was adopted by the board of directors and by members.

5.  Vote of members:
(a) (Use if no members are required to vote as a class.)
- --------------------------------------------------------------------------------
NUMBER OF MEMBERS VOTING                TOTAL VOTING POWER
- -------------------------------------------------------------------

VOTE REQUIRED FOR ADOPTION              VOTE FAVORING ADOPTION

- --------------------------------------------------------------------------------
(b) (If the members of any class are entitled to vote as a class, indicate the designation and number of members of each such class, the voting power thereof, and the vote of each such class for the amendment resolution.)




We hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true.
- --------------------------------------------------------------------------------
NAME OF PRESIDENT OR VICE PRESIDENT     NAME OF SECRETARY OR ASSISTANT
     (Print or Type)                    SECRETARY (Print or Type)

- --------------------------------------------------------------------------------
SIGNED (President or Vice President)     SIGNED (Secretary or Assistant
                                        Secretary)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
FOR OFFICE USE ONLY
     FILED               FILING FEE          CERTIFICATION FEE        TOTAL FEES
STATE OF CONNECTICUT        $30                    $9.50                $39.50
                         -------------------------------------------------------
                         SIGNED (for Secretary of the State)
                         Rec. & ICC to Ann Zacchio
  APR - 2 1982           -------------------------------------------------------
                         CERTIFIED COPY SENT ON (Date:           INITIALS
                                   Law Dept.  Hartford Ins. Group
 /s/                     -------------------------------------------------------
                         TO
SECRETARY OF THE STATE             HTFD. Plaza  HTFD. CT 06115
                         -------------------------------------------------------
                         Card                List                Proof
By /s/      Time 2:30 P.M.
     -------    ------   -------------------------------------------------------

Form 61-58



STATE OF CONNECTICUT                         SS.       HARTFORD
OFFICE OF SECRETARY OF THE STATE


I hereby certify that the foregoing is a true copy of record in this office.



                                        IN TESTIMONY WHEREOF, I have hereunto
                                        set my hand, and affixed the Seal of
                                        said State, at Hartford, this    2nd
                                        day of       April       A.D., 1982.

                                        /s/

                                                  SECRETARY OF THE STATE

                      RESTATED CERTIFICATE OF INCORPORATION

                         HARTFORD LIFE INSURANCE COMPANY

          This Restated Certificate of Incorporation gives effect to the amendment of the Certificate of Incorporation of the corporation and otherwise purports merely to restate all those provisions already in effect. This Restated Certificate of Incorporation has been adopted by the Board of Directors and by the sole shareholder.

          Section 1. The name of the corporation is Hartford Life Insurance Company and it shall have all the powers granted by the general statutes, as now enacted or hereinafter amended to corporations formed under the Stock Corporation Act.

          Section 2. The corporation shall have the purposes and powers to write any and all forms of insurance which any other corporation now or hereafter chartered by Connecticut and empowered to do an insurance business may now or hereafter may lawfully do; to accept and to cede reinsurance; to issue policies and contracts for any kind or combinations of kinds of insurance; to issue policies or contracts either with or without participation in profits; to acquire and hold any or all of the shares or other securities of any insurance corporation; and to engage in any lawful act or activity for which corporations may be formed under the Stock Corporation Act. The corporation is authorized to exercise the powers herein granted in any state, territory or jurisdiction of the United States or in any foreign country.

          Section 3. The capital with which the corporation shall commence business shall be an amount not less than one thousand dollars. The authorized capital shall be two million five hundred thousand dollars divided into one thousand shares of common capital stock with a par value of twenty-five hundred dollars each.

          We hereby declare, under the penalties of false statement that the statements made in the foregoing Certificate are true.



Dated:  February 10, 1982                        HARTFORD LIFE INSURANCE COMPANY



                                                 By /s/ Robert B. Goode, Jr.
                                                 -------------------------------


Attest:

/s/ William A. McMahon
- ---------------------------------------